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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Alon USA Energy, Inc.:

        The audits referred to in our report with respect to the consolidated financial statements of Alon USA Energy, Inc. and its subsidiaries included the related financial statement schedule as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, included in the registration statement on Form S-1 (File No. 333-124797) and incorporated herein by reference. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein. We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus. Our report refers to a change in the method of accounting for asset retirement obligations in 2003.



                                                          /s/ KPMG LLP

Dallas, Texas
July 27, 2005